EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT
-----------------------------

We consent to the incorporated by reference in Registration Statement No. 33-72788 of U.S.B. Holding Co., Inc. (the "Company") on Form S-3 and Registration Statement Nos. 333-75317, 333-56169, 333-43797, 333-27451,
33-80678, 2-90674, and 333-63408 on Form S-8 of our report dated January 30, 2002 incorporated by reference in the Company's 2001 Annual Report on Form 10-K and appearing in the Company's 2001 Annual Report to Shareholders.


Deloitte & Touche LLP
Stamford, Connecticut
March 27, 2002